UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		February 14, 2020

HAMILTON BEACH BRANDS HOLDING COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	001-38214	31-1236686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4421 WATERFRONT DR, GLEN ALLEN, VA		23060
(Address of principal executive offices)		(Zip code)

(804) 273-9777
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.01 Per Share	HBB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company       [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [ ]

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 10, 2020, Roger F. Rankin resigned from the Board of Directors (the “Board”) of Hamilton Beach Brands Holding Company (the “Company”). The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On February 11, 2020, the Board appointed Clara R. Williams to serve as a director of the Company. Ms. Williams is the President and founder of The Clara Williams Company and has served as a Director of the Company’s wholly owned subsidiaries, Hamilton Beach Brands, Inc., from September 2017 to present, and The Kitchen Collection, LLC, from September 2017 to January 2020. Ms. Williams is the daughter of Alfred M. Rankin, Jr., the Company’s non-executive Chairman, and the sister-in-law of J.C. Butler, Jr., a Director of the Company.

Ms. Williams will participate in the Company’s standard compensation program for non- employee directors as described in the Company’s Proxy Statement for the 2019 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on March 21, 2019.

There are no arrangements or understandings between Ms. Williams and any other persons pursuant to which she was elected as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 14, 2020		HAMILTON BEACH BRANDS HOLDING COMPANY

		By:	/s/ Michelle O. Mosier
		Name:	Michelle O. Mosier
		Title:	Senior Vice President, Chief Financial Officer, and Treasurer